Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Creative Realities, Inc. of our report dated October 8, 2025 relating to the financial statements of DDC Group International Inc. d/b/a Cineplex Digital Media, which is incorporated by reference in Amendment No. 1 to Current Report on Form 8-K/A of Creative Realities, Inc. dated December 19, 2025.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada

June 4, 2026